Exhibit 8.1

Subsidiaries of the registrant

No.	Company name in English	Jurisdiction of Incorporation
1	Nidec America Corporation	U.S.A.
2	Nidec (Zhejiang) Corporation	China
3	Nidec (Dongguan) Limited	China
4	Nidec (Shaoguan) Limited	China
5	Nidec Korea Corporation	Korea
6	Nidec Taiwan Corporation	Taiwan
7	Nidec (H.K.) Co., Ltd.	Hong Kong
8	Nidec (Shanghai) International Trading Co., Ltd.	China
9	Nidec (Shenzhen) Co., Ltd.	China
10	Nidec (Beijing) Co., Ltd.	China
11	Nidec (New Territories) Co., Ltd.	China
12	Nidec Vietnam Corporation	Vietnam
13	Nidec Automobile Motor (Zhejiang) Corporation	China
14	Nidec Kaiyu Auto Electric (Jiangsu) Co., Ltd.	China
15	Changzhou Dongyu Automobile Appliance And Motor Co., Ltd.	China
16	Nidec Philippines Corporation	Philippines
17	Nidec Precision Philippines Corporation	Philippines
18	Nidec Subic Philippines Corporation	Philippines
19	Nidec Singapore Pte., Ltd.	Singapore
20	PT. Nidec Indonesia	Indonesia
21	Nidec India Private Limited	India
22	Nidec Electronics (Thailand) Co., Ltd.	Thailand
23	Nidec Precision (Thailand) Co., Ltd.	Thailand
24	SC WADO Co., Ltd.	Thailand
25	Nidec Precision Malaysia Sdn. Bhd.	Malaysia
26	SC Wado Component (Cambodia) Co.,Ltd.	Cambodia
27	Nidec Management Shanghai Corporation	China
28	Nidec (Dalian) Limited	China
29	Nidec Component Technology Co., Ltd.	Singapore
30	Nidec BMS Pte. Ltd.	Singapore
31	Nidec Component Technology Bangpa-In Co., Ltd.	Thailand
32	Nidec Component Technology (Thailand) Co., Ltd.	Thailand
33	Nidec Component Technology (Suzhou) Co., Ltd.	China
34	Nidec BMS (Suzhou) Co., Ltd.	China
35	PT. Nidec Component Technology Indonesia	Indonesia
36	PT. Pacific Coatings Batam	Indonesia

No.	Company name in English	Jurisdiction of Incorporation
37	Nidec Machinery Corporation	Japan
38	Nidec Machinery (Thailand) Co., Ltd.	Thailand
39	Nidec Machinery (Zhejiang) Corporation	China
40	Nidec Machinery (Shanghai) Co., Ltd.	China
41	Nidec Techno Motor Corporation	Japan
42	Nidec Seiko Corporation	Japan
43	Nidec Shibaura (Shanghai) International Trading Co., Ltd.	China
44	Nidec Shibaura (Zhejiang) Co., Ltd.	China
45	Nidec Shibaura Electronics (Thailand) Co., Ltd.	Thailand
46	Nidec Shibaura (H.K.) Limited	Hong Kong
47	Nidec Motors & Actuators	France
48	Nidec Motors & Actuators (Germany) GmbH	Germany
49	NMA Property Verwaltungsgesellschaft	Germany
50	Nidec Electronics GmbH	Germany
51	Nidec Motors & Actuators (Spain) S.A.	Spain
52	Nidec Motors & Actuators (Poland) Sp. z o.o	Poland
53	Nidec Automotive Motor Americas Corporation	U.S.A.
54	Nidec Automotive Motor Mexicana S.A. de C.V.	Mexico
55	Nidec GPM GmbH	Germany
56	Nidec GPM do Brasil Automotiva Ltda.	Brazil
57	Nidec GPM Automotive Pumps (Suzhou) Co. Ltd.	China
58	Nidec Servo Corporation	Japan
59	Nidec Servo Hotaka Corporation	Japan
60	Nidec Servo Singapore Pte., Ltd.	Singapore
61	PT. Nidec Servo Batam	Indonesia
62	Nidec Servo (Hong Kong) Co., Limited	Hong Kong
63	Nidec Servo (Changzhou) Corporation	China
64	Nidec Europe B.V.	Netherlands
65	Nidec Servo Vietnam Corporation	Vietnam
66	Nidec Servo (Shanghai) Co., Ltd.	China
67	Nidec Motor Holdings Corporation	Japan
68	Nidec US Holdings Corporation	U.S.A.
69	Nidec Motor Corporation	U.S.A.
70	Nidec Motor Canada Corporation	Canada
71	Compania de Motores Domesticos, S.A. de C.V.	Mexico
72	Rotores S.A. de C.V.	Mexico
73	Controles Electromecanicos de Mexico S.A. de C.V.	Mexico
74	Nidec Laminaciones de Acero, S.A. de C.V.	Mexico
75	Motores Reynosa, S.A. de C.V.	Mexico
76	Motores U.S. de Mexico, S.A. de C.V.	Mexico

No.	Company name in English	Jurisdiction of Incorporation
77	U.S.E.M. de Mexico, S.A. de C.V.	Mexico
78	Nidec SR Drives Manufacturing Ltd.	United Kingdom
79	Nidec SR Drives Ltd.	United Kingdom
80	Nidec Motor (Qingdao) Corporation	China
81	Nidec Motor Colombia SAS	Colombia
82	Emerson Venezuela C.A.	Venezuela
83	Nidec Motor Philippines Corporation	Philippines
84	Mallory Automotive Motors & Controls, LLC	U.S.A.
85	Nidec Sole Motor Corporation S.R.L.	Italy
86	Nidec Sole Motor Hungary K.F.T.	Hungary
87	Nidec ASI S.p.A.	Italy
88	Nidec ASI GmbH	Germany
89	Nidec ASI Industrial Systems (Beijing) Co., Ltd.	China
90	Nidec ASI SA	France
91	Nidec ASI RO S.r.l.	Romania
92	Nidec ASI VEI	Russia
93	Nidec Anselectric LLC(USA)	U.S.A.
94	Nidec Anselectric LLC(UAE)	U.A.E.
95	Nidec ASI Japan Corporation	Japan
96	Nidec Avtron Automation Corporation	U.S.A.
97	Avtron Industrial Automation Hong Kong, Ltd.	Hong Kong
98	Avtron Industrial Automation Asia, Ltd.	China
99	Nidec Kinetek Corporation	U.S.A.
100	Kinetek Luxco GP S.à.r.l.	Luxembourg
101	Kinetek Luxco GP S.à.r.l. & Partners S.C.S.	Luxembourg
102	Kinetek Luxco S.à.r.l.	Luxembourg
103	Kinetek Italian Holdco 1 S.r.l.	Italy
104	Kinetek Italian Holdco 2 S.r.l.	Italy
105	TEA International S.r.l.	Italy
106	FIR Electromeccanica S.r.l.	Italy
107	Sermed S.à.r.l.	France
108	Advanced Motors & Drives, Inc.	U.S.A.
109	Advanced D.C. Motors GmbH	Germany
110	Merkle-Korff Industries, Inc.	U.S.A.
111	Merkle-Korff de Mexico S.A. de C.V.	Mexico
112	Motion Control Engineering, Inc.	U.S.A.
113	MCE Turkey, LLC	U.S.A.
114	MCE International LLC	U.S.A.
115	Kinetek Elevator Import Export & Mfg LLC	Turkey
116	Kinetek de Mexico S de R.L. de C.V.	Mexico

No.	Company name in English	Jurisdiction of Incorporation
117	Kinetek Asia Holdings III Inc.	U.S.A.
118	Kinetek JH Hong Kong Limited	Hong Kong
119	Guangzhou Kinetek Jinghe Machine Co., Ltd.	China
120	Kinetek Asia Holdings IV, Inc.	U.S.A.
121	Kinetek CMM Hong Kong Limited	Hong Kong
122	Changzhou Kinetek Motor Master Co., Ltd.	China
123	Kinetek UK Ltd.	United Kingdom
124	The Imperial Electric Company	U.S.A.
125	Valmark Industries, Inc.	U.S.A.
126	Kinetek Asia Holding, Inc.	U.S.A.
127	Kinetek De Sheng (Foshan) Motor Co., Ltd.	China
128	Kinetek Asia Holdings II, Inc.	U.S.A.
129	Kinetek ZX Hong Kong Limited	Hong Kong
130	Wuxi Zhongxiu Kinetek Elevator Technology Co., Ltd.	China
131	Kinetek Asia Hong Kong Limited	Hong Kong
132	Foshan Kinetek Commercial Trading Company Limited	China
133	Nidec Elesys Corporation	Japan
134	Nidec Elevator (Qingdao) Co., Ltd.	China
135	Nidec Elesys Americas Corporation	U.S.A.
136	Nidec Elesys (Zhongshan) Corporation	China
137	Nidec Elesys (Thailand) Corporation	Thailand
138	Nidec-Shimpo Corporation	Japan
139	Nidec-Shimpo America Corporation	U.S.A.
140	Nidec-Shimpo Philippines Corporation	Philippines
141	Nidec-Shimpo (Zhejiang) Corporation	China
142	Nidec-Shimpo (Shanghai) International Trading Co., Ltd.	China
143	Nidec-Shimpo (H.K.) Co., Ltd.	Hong Kong
144	Nidec-Shimpo Taiwan Corporation	Taiwan
145	Nidec-Shimpo India Sales & Trading Private Limited	India
146	Nidec-Shimpo do Brasil Importacao,Exportacoa e Comerico de Equipamentos Ltda.	Brazil
147	Nidec-Shimpo Korea Corporation	Korea
148	Nidec-Kyori (Shanghai) Machinery Corporation	China
149	Nidec-Kyori (Zhejiang) Machinery Corporation	China
150	Nidec Minster Corporation	U.S.A.
151	Minster Machine GmbH	Germany
152	Ningbo Minster Industrial Machinery Co., Ltd.	China
153	Metal Forming Group LLC	U.S.A.
154	Press Masters, LLC	U.S.A.
155	Nidec Minster S. de R.L. de C.V.	Mexico
156	Nidec Tosok Corporation	Japan

No.	Company name in English	Jurisdiction of Incorporation
157	Nidec Tosok (Shanghai) Co., Ltd.	China
158	Nidec Tosok (Vietnam) Co., Ltd.	Vietnam
159	Nidec Tosok Akiba (Vietnam) Co., Ltd.	Vietnam
160	Nidec Tosok (Zhejiang) Corporation	China
161	Nidec Tosok Uogishi (Pinghu) Corporation	China
162	Nidec Tosok Precision Vietnam Co., Ltd.	Vietnam
163	Nidec Tosok de Mexico, S.A. de C.V.	Mexico
164	Nidec-Read Corporation	Japan
165	Nidec-Read Taiwan Corporation	Taiwan
166	Nidec-Read Korea Corporation	Korea
167	Nidec-Read (Zhejiang) Corporation	China
168	LuzCom, Inc.	Japan
169	Nidec Read (Thailand) Co., Ltd.	Thailand
170	Nidec-Read Inspection Canada Corporation	Canada
171	Nidec Copal Corporation	Japan
172	Copal Optical and Electronic Machinery (Shanghai) Co., Ltd.	China
173	Nidec Copal (Hong Kong) Co., Ltd.	Hong Kong
174	Nidec Copal (Malaysia) Sdn. Bhd.	Malaysia
175	Nidec Copal Philippines Corporation	Philippines
176	Nidec Copal (Zhejiang) Co., Ltd.	China
177	Nidec Copal (Thailand) Co., Ltd.	Thailand
178	Nidec Copal (U.S.A.) Corporation	U.S.A.
179	Nidec Copal (Vietnam) Co., Ltd.	Vietnam
180	Copal Yamada Corporation	Japan
181	Copal Yamada (Vietnam) Co., Ltd.	Vietnam
182	Nidec Copal Precision(Vietnam) Corporation	Vietnam
183	Nidec Copal Electronics Corporation	Japan
184	Nidec Copal Electronics, Inc.	U.S.A.
185	Nidec Copal Electronics GmbH	Germany
186	Globa Service Inc.	Japan
187	Globa Sales Co., Ltd.	Japan
188	Nidec Copal Electronics (Shanghai) Co., Ltd.	China
189	Nidec Copal Electronics (Korea) Co., Ltd.	Korea
190	Nidec Copal Electronics (Zhejiang) Co., Ltd.	China
191	Nidec Copal Electronics Singapore Pte. Ltd.	Singapore
192	Hangzhou Keming Electronics Co., Ltd.	China
193	Nidec Copal Electronics (Taiwan) Co., Ltd.	Taiwan
194	Nidec Sankyo Corporation	Japan
195	Nidec Sankyo Music Box Corporation	Japan
196	Nidec Sankyo Service Engineering Corporation	Japan

No.	Company name in English	Jurisdiction of Incorporation
197	Nidec Sankyo Electronics (Shanghai) Corporation	China
198	Nidec Sankyo Taiwan Corporation	Taiwan
199	Nidec Sankyo America Corporation	U.S.A.
200	Nidec Sankyo (Thailand) Co., Ltd.	Thailand
201	Nidec Sankyo Singapore Pte. Ltd.	Singapore
202	Nidec Sankyo (H.K.) Co., Ltd.	Hong Kong
203	Nidec Sankyo Electronics (Shaoguan) Co., Ltd.	China
204	Nidec Sankyo Electronics (Shenzhen) Corporation	China
205	Nidec Sankyo Electronics (Dongguan) Corporation	China
206	Nidec Sankyo Europe GmbH	Germany
207	Nidec Sankyo (Zhejiang) Corporation	China
208	Nidec Sankyo Vietnam Corporation	Vietnam
209	Nidec Sankyo Tohoku Corporation	Japan
210	Nidec Sankyo (Dalian) Corporation	China
211	Nidec Nissin (H.K.) Co., Ltd.	Hong Kong
212	Nidec Sankyo (Dongguan) Precision Corporation	China
213	PT. Nidec Sankyo Precision Indonesia	Indonesia
214	Nidec Sankyo Vietnam (Hanoi) Corporation	Vietnam
215	Tammy Corporation	Japan
216	SCD Co., Ltd.	Korea
217	Nidec Sankyo C.M.I. Corporation	Japan
218	Higashifuji (Malaysia) Sdn. Bhd.	Malaysia
219	PT. Higashifuji Indonesia	Indonesia
220	Higashifuji Shanghai Co. Ltd.	China
221	Nidec Sankyo Philippines Corporation	Philippines
222	Nidec Seimitsu Corporation	Japan
223	Nidec Seimitsu (Hong Kong) Co., Ltd.	Hong Kong
224	Nidec Seimitsu Motor Technology (Shenzhen) Co., Ltd.	China
225	Nidec Seimitsu Motor Technology (Dongguan) Co., Ltd.	China
226	Nidec Seimitsu Singapore Pte. Ltd.	Singapore
227	PT.Nidec Seimitsu Batam	Indonesia
228	Nidec Seimitsu America Corporation	U.S.A.
229	Nidec Seimitsu Vietnam Corporation	Vietnam
230	Nidec Global Service Corporation	Japan
231	Nidec Total Service (Zhejiang) Corporation	China
232	Green Sun Insurance, Inc.	Micronesia